Exhibit 4.1

(Real Estate Mortgage)

PUGET SOUND ENERGY, INC.

TO

U.S. BANK NATIONAL ASSOCIATION,

Trustee

Eighty-Seventh Supplemental Indenture

Dated as of April 29, 2009

Relating to First Mortgage Bonds

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

(NOT PART OF INDENTURE)

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

THIS EIGHTY-SEVENTH SUPPLEMENTAL INDENTURE, made as of the 29th day of April, 2009, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city of New York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: that

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein:

Supplemental Indenture	Dated as of
Forty-Seventh Supplemental Indenture	February 1, 1961
Forty-Eighth Supplemental Indenture	November 1, 1963
Forty-Ninth Supplemental Indenture	May 1, 1964
Fiftieth Supplemental Indenture	January 1, 1966
Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eighth Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005
Eighty-Second Supplemental Indenture	April 27, 2005
Eighty-Third Supplemental Indenture	April 28, 2006

Eighty-Fourth Supplemental Indenture	September 1, 2006
Eighty-Fifth Supplemental Indenture	April 27, 2007
Eighty-Sixth Supplemental Indenture	April 29, 2008

all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series

Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027

Two Hundred Million Dollars ($200,000,000)	First Mortgage Bonds, Pledged Series A due June 15, 2018

One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029

Two Hundred Twenty-Five Million Dollars ($225,000,000)	First Mortgage Bonds, Pledged Series B due February 22, 2010

Two Hundred Sixty Million Dollars ($260,000,000)	First Mortgage Bonds, Pledged Series C, due February 1, 2011

One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	5% First Mortgage Bonds, Pledged Series C due March 1, 2031

Principal Amount of Bonds	Series

Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	5.10% First Mortgage Bonds, Pledged Series C due March 1, 2031

Two Hundred Fifty Million Dollars ($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035

One Hundred Fifty Million Dollars ($150,000,000)	5.197% Pledged First Mortgage Bonds due October 1, 2015

Three Hundred Million Dollars ($300,000,000)	6.274% Pledged First Mortgage Bonds due March 15, 2037

Two Hundred Fifty Million Dollars ($250,000,000)	6.750% Pledged First Mortgage Bonds due January 15, 2016

which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and

WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and

WHEREAS, the Company has entered into an Indenture (the “Debenture Indenture”) dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the “Debenture Indenture Trustee”) pursuant to which the Company proposes to issue from time to time its Senior Notes (the “Senior Notes”) and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and

WHEREAS, the Company desires to execute and deliver this Eighty-Seventh Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.

NOW, THEREFORE, WlTNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.

IN KITSAP COUNTY, WASHINGTON:

Description:	That portion of the Southwest quarter of the Southeast quarter of Section 8, Township 25 North, Range 1 East, W.M., in Kitsap County, Washington, described as follows:

Beginning at the quarter section corner common to Sections 17 and 8, said Township and Range; thence North 89°44’01 “ East 30.04 feet; thence North 2°37’17” East 692.205 feet to point of beginning; thence North 89°49’59” East 98.2 feet; thence North 2°37’17” East 125 feet; thence South 89°49’59” West 98.2 feet, more or less, to the East right-of-way line of the Old Frontier Road, a county road; thence South 2°37’17” West along the East line of said Old Frontier Road, 125 feet, more or less to the point of beginning.

Deed From:	Wayne D. Rost and Debra T. Rost

Deed Records
Auditors File No.:	200710170017

Assessor’s Tax
Parcel ID#:	082501-4-007-2003

** All numbers in the row following the designation “Township,” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the row following the designation “Range,” indicate east or west, as the case may be, of the Willamette Meridian.

IN COLUMBIA COUNTY, WASHINGTON:

Description:	A tract of land in the North half of the Northeast Quarter of Section 21, Township 11 North, Range 40, East of the Willamette Meridian, more particularly described as follows:

Commencing at a 1½ inch iron pipe at the Southeast corner of said Section 21; thence South 89°01’22” West 2705.31 feet along the South line or said Section 21 to the quarter corner common to Sections 21 and 28; thence North 12°40’29” East 4337.63 feet to the True Point of Beginning; thence North 31°47’14” East 201.25 feet; thence North 31°09’07” East 586.04 feet; thence North 88°00’00” East 330 feet; thence South 31°13’30” West 782.00 feet; thence South 87°51’25” West 333.94 feet to the place of beginning

Deed From:	Rocky L. Miller and Tami J. Miller

Deed Records Auditors File No.:	29886

Assessor’s Tax Parcel ID#:	2-011-40-021-1010

IN WHATCOM COUNTY, WASHINGTON:

Description:	Lots A and C, as delineated on Socco-Cogen Short Plat, as per the short plat thereof, recorded June 19, 2008 under Whatcom County Auditor’s File No. 2080602928, records of Whatcom County, Washington.

Deed From:	Sumas Power, LLC

Deed Records
Auditors File No.:	2080703135

Assessor’s Tax
Parcel ID#:	400403 325448 0000 and 400403 307537 0000

ARTICLE ONE

MISCELLANEOUS

SECTION 1.01

This Eighty-Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.

SECTION 1.02

The Trustee has accepted the amendment of the Indenture effected by this Eighty-Seventh Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing. the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Eighty-Seventh Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 1.03

The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Eighty-Seventh Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 1.04

This Eighty-Seventh Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 1.05

Although this Eighty-Seventh Supplemental Indenture is dated for convenience and for the purpose of reference as of April 29, 2009, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

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IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Eighty-Seventh Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, all on April 29, 2009, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

	By	/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer

Attest:

/s/ James D. Sant
James D. Sant
Assistant Treasurer

STATE OF WASHINGTON	)
) ss:
COUNTY OF KING	)

On this 29th day of April, 2009, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Donald E. Gaines, to me known to be the Vice President Finance and Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

/s/ Shohreh Lashgari
Notary Name:	Shohreh Lashgari
Notary Public in and for the State of
Washington, residing at	507 NE 84th ST
Sea, WA 98115
My commission expires	3-12-2012

STATE OF WASHINGTON	)
) ss:
COUNTY OF KING	)

On this 29th day of April, 2009, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James D. Sant, to me known to be the Assistant Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in the certificate above written.

/s/ Shohreh Lashgari
Notary Name:	Shohreh Lashgari
Notary Public in and for the State of
Washington, residing at	507 NE 84th Street
Seattle, WA 98115
My commission expires	3/12/2012